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                                                                    EXHIBIT 10.2



                             SECURED PROMISSORY NOTE



         FOR VALUE RECEIVED, NJ DOMAINS LLC, a New Jersey limited liability company (the "Buyer"), hereby promises to pay to the order of EASYLINK SERVICES CORPORATION, a Delaware corporation ("the Holder"), or its successors and assigns the principal amount of ONE MILLION ONE HUNDRED and THIRTY THOUSAND U.S. Dollars (US$1,130,000.00) payable in three installments as follows: the first installment in the amount of $130,000.00 on the 30th day after the date of this secured promissory note (the "Note"); the second installment in the amount of US$500,000 on the first anniversary of the date of the Note; and the third installment in the amount of US$500,000 on the second anniversary of the date of the Note. The Note shall be non-interest bearing until an Event of Default (as defined below) and during the continuance of an Event of Default or an Automatic Acceleration Event shall bear interest at the rate of 6% per annum. The Note may be prepaid at the option of the Buyer at any time and shall be prepaid when required under the terms of Amendment No. 1 or when otherwise agreed by the Buyer and the Holder. All payments due to the Holder hereunder shall be made in lawful money of the United States of America to the Holder by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Holder.

         This Note is issued pursuant to Amendment No. 1 (hereinafter, "Amendment No. 1") entered into as of the date hereof to the Domain Portfolio Purchase Agreement made the 23rd day of December, 2004 by and among, the Holder, the Buyer and Gerald Gorman (the "Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amendment No. 1 or the Agreement, as applicable. This Note is secured by a Security Agreement dated as of the date of hereof and is guaranteed by a Guaranty dated as of the date hereof.

         An "Event of Default" shall occur if:

         (a) the Buyer defaults in the payment of any principal of the Note when the same becomes due and payable, whether at maturity, upon voluntary or mandatory prepayment or otherwise, and the Buyer fails to cure such default within 10 days;

         (b) the Buyer breaches in any material respect any representation or warranty under Amendment No. 1, the Note or the Security Agreement or Article Two, Sections 5, 7 and 8 of the Agreement, or fails to observe or perform any other covenant or agreement contained in Amendment No. 1, the Note or the Security Agreement or Article Five, Section 2(c)(ii) or Article Six, Sections 1 and 3 of the Agreement, and, in the case of any representation, warranty, covenant or agreement (other than section 4 of Amendment No. 1 and section 2.1 of the Security Agreement), such breach is not cured or such failure continues for a period of 30 days after the receipt of written notice by the Buyer from the Holder; or


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         (c) the Security Agreement or the Guaranty ceases to be in full force and effect or the Buyer or Gerald Gorman challenges the validity or enforceability of the Security Agreement or the security interest created thereunder or the Guaranty.

         If an Event of Default occurs and is continuing, the Holder by notice to the Buyer, may declare all of the Note to be due and payable. Upon such declaration, the principal of this Note and all accrued and unpaid interest thereon shall be due and payable immediately.

         Notwithstanding anything herein to the contrary,

         (i) upon the entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Buyer or Gerald Gorman in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Buyer or Gerald Gorman a bankrupt or insolvent, or approving as properly filed a petition by one or more persons (other than the Buyer or Gerald Gorman) seeking reorganization, arrangement, adjustment or composition of or in respect of the Buyer or Gerald Gorman under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official for the Buyer or Gerald Gorman or for any substantial part of the property of the Buyer or Gerald Gorman, or ordering a winding up or liquidation of its affairs, and any such decree or order for relief or any other decree or order shall have remained unstayed and in effect for a period of ten or more consecutive days; or

         (ii) upon the Buyer or Gerald Gorman (A) commencing a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (B) filing a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consenting to or failing to contest in a timely and appropriate manner any petition filed against it or him in an involuntary case under such bankruptcy laws or other laws, (D) applying for, or consenting to, or failing to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its or his assets, domestic or foreign, (E) admitting in writing its or his inability to pay, or generally not be paying, its or his debts (other than those that are the subject of bona fide disputes) as they become due, (F) making a general assignment for the benefit of creditors, or (G) taking any corporate or limited liability company action for the purpose of effecting any of the foregoing

(each of the events described in clause (i) or clause (ii) being hereinafter referred to as an "Automatic Acceleration Event"), the principal of this Note and all accrued and unpaid interest thereon shall immediately become due and payable without any declaration or other action by the Holder.

         Presentment, protest, notice of dishonor and notice of intent to demand payment are hereby waived by the undersigned.

         The Buyer shall pay all of the Holder's costs and expenses arising out of or relating to the enforcement by the Holder of its rights hereunder and/or under the Security Agreement and the Guaranty, including but not limited to attorneys fees and expenses.

         The Buyer represents and warrants that (i) it has full legal capacity, power and authority to execute and deliver this Note and to perform his obligations hereunder, (ii) the execution and delivery of this Note does not conflict with or violate any provision of any agreement or instrument to which the Buyer is bound or any order, judgment or decree to which the Buyer is subject and (iii) this Note has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.



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         In addition to and not in limitation of all rights of set-off that the
Holder may have under applicable law, the Holder shall have the right at any time that an Event of Default has occurred and is continuing to appropriate and apply to payment of the Buyer's obligations hereunder, all obligations then or thereafter owing by the Holder or any of its affiliates to the undersigned.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New Jersey excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

DATED:   August 22, 2005


                                    BUYER:
                                    NJ DOMAINS LLC

                                    By: s/G. Gorman
                                        -----------
                                    Name: G. Gorman
                                    Title: Manager


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